Exhibit 3.1

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 11/19/2001 010586631 – 3391092

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INVERNESS MEDICAL INNOVATIONS, INC.

Inverness Medical Innovations, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Inverness Medical Innovations, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was May 11, 2001 (the “Original Certificate”). The name under which the Corporation filed the Original Certificate was New IMT Corporation.

2. This Amended and Restated Certificate of Incorporation (the “Certificate”) amends, restates and integrates the provisions of the Original Certificate, as amended, and was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (the “DGCL”).

3. The text of the Original Certificate, as amended, is hereby amended and restated in its entirety to provide as herein set forth in full.

ARTICLE I

The name of the Corporation is Inverness Medical Innovations, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty-Five Million (55,000,000) shares, of which (i) Fifty Million (50,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) Five Million (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).

The number of authorized shares of the class of Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, without a vote of the holders of the Preferred Stock (except as otherwise provided in any certificate of designations of any series of Preferred Stock).

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

A. COMMON STOCK

Subject to all the rights, powers and preferences of the Preferred Stock and except as provided by law or in this Article IV (or in any certificate of designations of any series of Preferred Stock):

(a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Preferred Stock) or pursuant to the DGCL;

(b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board or any authorised committee thereof; and

(c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall, subject to the rights of the holders of any Preferred Stock then outstanding, be distributed pro rata to the holders of the Common Stock.

B. PREFERRED STOCK

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

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ARTICLE V

STOCKHOLDER ACTION

1. Action without Meeting. Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

2. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

DIRECTORS

1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2. Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation (the “By-laws”) shall so provide.

3. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. The initial Class I Directors of the Corporation shall be Ernest A. Carabillo, Jr. and John F. Levy; the initial Class II Directors of the Corporation shall be Carol R. Goldberg, Alfred M. Zeien and Ron Zwanziger; and the initial Class III Directors of the Corporation shall be Robert P. Khederian, David Scott and Peter Townsend. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2002, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2003, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2004. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

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Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

4. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5. Removal. Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds therefor shall be sent to the Director whose removal will be considered at the meeting.

ARTICLE VII

LIMITATION OF LIABILITY

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

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Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

ARTICLE VIII

AMENDMENT OF BY-LAWS

1. Amendment by Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

2. Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class or series entitled to vote thereon as a class or series, as the case may be, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class or series entitled to vote thereon as a class or series, as the case may be, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of this Certificate.

[End of Text]

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THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this 19th day of November, 2001.

INVERNESS MEDICAL INNOVATIONS, INC.

By:	/s/ Ron Zwanziger
Ron Zwanziger President

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State of Delaware Secretary of State Division of Corporations Delivered 12:12 PM 11/14/2006 FILED 10:54 AM 11/14/2006 SRV 061040688 – 3391092 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

INVERNESS MEDICAL INNOVATIONS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

INVERNESS MEDICAL INNOVATIONS, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 11/10/06

/s/ Jay McNamara
Name: Jay McNamara
Title: Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 01:33 PM 12/15/2006 FILED 01:14 PM 12/15/2006 SRV 061151102 – 3391092 FILE

FIRST AMENDMENT TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INVERNESS MEDICAL INNOVATIONS, INC.

PURSUANT TO SECTION 242

OF THE GENERAL CORPORATION LAW OF

THE STATE OF DELAWARE

Inverness Medical Innovations, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies:

The Board of Directors of the Corporation, by vote of its members, duly adopted, pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), an amendment to the Amended and Restated Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State on November 19, 2001 and declared said amendment to be advisable. The amendment was duly adopted by the affirmative vote of the stockholders in accordance with the provisions of Section 242 of the DGCL.

RESOLVED:	That Article IV of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares, of which (i) One Hundred Million (100,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) Five Million (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).”

IN WITNESS WHEREOF, the Corporation has caused this First Amendment to the Certificate of Incorporation to be executed on its behalf by its Assistant Secretary, Jay McNamara, as of this 14th day of December, 2006.

Inverness Medical Innovations, Inc.

By:	/s/ Jay McNamara
Name:	Jay McNamara
Title:	Assistant Secretary

CERTIFICATE OF CORRECTION

TO THE

FIRST AMENDMENT TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INVERNESS MEDICAL INNOVATIONS, INC.

PURSUANT TO SECTION 103

OF THE GENERAL CORPORATION LAW OF

THE STATE OF DELAWARE

Inverness Medical Innovations, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies:

1.	That a First Amendment to the Certificate of Incorporation was filed by the Secretary of State of Delaware on December 15, 2006 (the “Amendment”) and that said Amendment requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

2.	That due to a scrivener’s error, the Amendment erroneously indicated that the Amendment was executed on behalf of the Corporation by its Assistant Secretary, Jay McNamara, as of the 14th of December, 2006.

3.	The final sentence of the Amendment is hereby corrected to read as follows:

“IN WITNESS WHEREOF, the Corporation has caused this First Amendment to the Certificate of Incorporation to be executed on its behalf by its Assistant Secretary, Jay McNamara, as of this 15th day of December, 2006.”

State of Delaware Secretary of State Division of Corporations Delivered 04:04 PM 12/18/2006 FILED 03:56 PM 12/18/2006 SRV 061158507 – 3391092 FILE

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed on its behalf by its Assistant Secretary, Jay McNamara, as of this 18th day of December, 2006

Inverness Medical Innovations, Inc.

By:	/s/ Jay McNamara
Name:	Jay McNamara
Title:	Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 04:19 PM 03/28/2008 FILED 04:05 PM 03/28/2008 SRV 080370575 – 3391092 FILE

SECOND CERTIFICATE OF CORRECTION

TO THE

FIRST AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF INVERNESS MEDICAL INNOVATIONS, INC.

PURSUANT TO SECTION 103

OF THE GENERAL CORPORATION LAW OF

THE STATE OF DELAWARE

Inverness Medical Innovations, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies:

1. That the Board of Directors of the Corporation, by vote of its members, duly adopted, pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), an amendment to increase the number of authorized shares of common stock of the Corporation from the 50,000,000 shares of authorized common stock as provided in the Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on November 19, 2001 (the “Amended and Restated Certificate of Incorporation”) to 100,000,000 shares of authorized common stock and declared said amendment to be advisable.

2. That by notice dated November 13, 2006, the Corporation’s stockholders were provided notice of a special meeting of stockholders to be held on December 15, 2006 at which the stockholders would be asked to approve an amendment to the Amended and Restated Certificate of Incorporation to so increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares.

3. That by proxy statement dated November 13, 2006 and an accompanying form of proxy, the Board of Directors of the Corporation solicited proxies from the Corporation’s stockholders to amend the Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock from 50,000,000 shares to 100,000,000 shares.

4. That said proxy statement stated that no change would be made to the other provisions of the Amended and Restated Certificate of Incorporation of the Corporation.

5. That the amendment to the Amended and Restated Certificate of Incorporation to so increase the authorized shares of common stock from 50,000,000 shares to 100,000,000 shares was duly approved by the affirmative vote of the stockholders of the Corporation in accordance with the provisions of Section 242 of the DGCL at the meeting held December 15, 2006.

6. That a First Amendment to the Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of the State of Delaware on December 15, 2006, which amendment was subsequently corrected by a Certificate of Correction to the First Amendment to the Amended and Restated Certificate of Incorporation of Inverness Medical Innovations, Inc. filed with the Secretary of State on December 18, 2006.

7. That due to scrivener’s errors, the First Amendment to the Amended and Restated Certificate of Incorporation erroneously omitted the words “the first paragraph of” from the description of the portion of the Amended and Restated Certificate of Incorporation to be amended by such amendment, which amendment was intended only to increase the authorized shares of common stock of the Corporation from 50,000,000 shares to 100,000,000 shares and not to effect any other changes to the Amended and Restated Certificate of Incorporation.

8. That the language following the second paragraph of the First Amendment to the Amended and Restated Certificate of Incorporation is hereby corrected to read as follows:

RESOLVED:	That the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares, of which (i) One Hundred Million (100,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) Five Million (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).”

IN WITNESS WHEREOF, the Corporation has caused this Second Certificate of Correction to the First Amendment to the Amended and Restated Certificate of Incorporation to be executed on its behalf by its Assistant Secretary, Jay McNamara, as of this 28th day of March, 2008.

Inverness Medical Innovations, Inc.

By:	/s/ Jay McNamara
Name:	Jay McNamara
Title:	Assistant Secretary

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State of Delaware Secretary of State Division of Corporations Delivered 02:01 PM 05/08/2008 FILED 02:01 PM 05/08/2008 SRV 080520855 – 3391092 FILE

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES B CONVERTIBLE PERPETUAL PREFERRED STOCK

OF

INVERNESS MEDICAL INNOVATIONS, INC.

INVERNESS MEDICAL INNOVATIONS, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to authority conferred by Article IV of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation,” which term includes this Certificate of Designations, Preferences and Rights) and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation (the “Board of Directors”) on January 23, 2008, February 7, 2008 and May 7, 2008 adopted resolutions, true and correct copies of which are attached as Exhibits A, B, and C to this Certificate of Designations, authorizing the creation of a series of preferred stock, $0.001 par value per share, of the Corporation designated as Series B Convertible Perpetual Preferred Stock (the “Series B Preferred Stock”), such series to consist of two million three hundred thousand (2,300,000) shares, and to have preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as follows:

1. Ranking. The Series B Preferred Stock will rank, with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Corporation: (i) senior to all Junior Stock, (ii) on parity with all Parity Stock and (iii) junior to all Senior Stock. The Corporation’s ability to issue Senior Stock shall be subject to the provisions of Section 4 hereof.

2. Dividends.

(a) Each holder of shares of the outstanding Series B Preferred Stock (together, the “Holders”) shall be entitled, when, as and if declared by the Board of Directors or a duly authorized committee thereof out of assets of the Corporation legally available therefor, to receive cumulative dividends, payable in the manner set forth in Section 2A, at the initial rate per annum of 3.0% of the liquidation preference of $400.00 per share of Series B Preferred Stock, subject to adjustment as provided in Section 17(b) hereof (such liquidation preference, as adjusted from time to time, the “Liquidation Preference”) (initially equivalent to $12.00 per annum per share) payable quarterly in arrears (such rate, as the same may be adjusted from time to time pursuant to Section 2(b), the “Dividend Rate”). Dividends payable for each full dividend period will be computed by dividing the Dividend Rate by four and shall be payable in arrears on each Dividend Payment Date (commencing after the first full quarter after the Series B Issue Date) for the quarterly period ending immediately prior to such Dividend Payment Date, to the holders of record of Series B Preferred Stock at the close of business on the Dividend Record Date applicable to such Dividend Payment Date. Such dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Series B Issue Date (whether or not in any dividend period or periods there shall be assets of the

Corporation legally available for the payment of such dividends in whole or in part). Dividends payable for any partial dividend period shall be computed on the basis of days elapsed over a 360-day year consisting of twelve 30-day months. Accumulated dividends shall not bear interest if they are paid subsequent to the applicable Dividend Payment Date.

(b) If and whenever six full quarterly dividends, whether or not consecutive, payable on the Series B Preferred Stock (such period, the “Initial Six-Quarter Period”) are not paid in full, then the Dividend Rate shall increase to 4.0% of the Liquidation Preference and continue at such rate until such date as the Corporation has paid in full all accumulated and unpaid dividends on the Series B Preferred Stock for all dividend periods terminating on or prior to such date, at which time the Dividend Rate shall return to 3.0% of the Liquidation Preference. After the Initial Six-Quarter Period, if and whenever one full quarterly dividend payable on the Series B Preferred Stock is not paid in full, the Dividend Rate shall increase to 5.0% of the Liquidation Preference and continue at such rate until the Corporation has paid in full all accumulated and unpaid dividends on the Series B Preferred Stock for all dividend periods terminating on or prior to the date on which the accumulated and unpaid dividends are paid in full, at which time the Dividend Rate shall return to 3.0% of the Liquidation Preference.

(c) No dividend will be declared or paid upon, or any sum set apart or shares of Common Stock (or, if applicable, Series B Preferred Stock or convertible preferred stock having substantially the same terms as the Series B Preferred Stock) distributed for the payment of dividends upon, any outstanding share of the Series B Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum of cash or number of shares of Common Stock (or, if applicable, Series B Preferred Stock or convertible preferred stock having substantially the same terms as the Series B Preferred Stock), have been set apart for the payment of such dividend, upon all outstanding shares of Series B Preferred Stock.

(d) No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares in accordance with Section 10 hereof) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Corporation (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), unless all accumulated and unpaid dividends shall have been or contemporaneously are declared and paid, or are declared and a sufficient sum of cash or number of shares of Common Stock have been set apart for the payment of such dividend, upon all outstanding Series B Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition.

(e) If full dividends have not been paid on the Series B Preferred Stock and any Parity Stock, dividends may be declared and paid on the Series B Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Series B Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series B Preferred Stock and such other Parity Stock bear to each other.

(f) Holders shall not be entitled to any dividends on the Series B Preferred Stock, whether payable in cash, property or stock, in excess of full cumulative dividends calculated pursuant to this Section 2. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

(g) With respect to dividends that have been declared for payment, each Holder at the close of business on a Dividend Record Date will be entitled to receive the dividend payment on its Series B Preferred Stock, without interest, on the next succeeding Dividend Payment Date. If the Corporation fails to make the dividend payment on the next succeeding Dividend Payment Date, then the Holder will be entitled to receive the dividend payment, without interest, on its Series B Preferred Stock on the next succeeding Dividend Payment Date.

(h) Dividends in arrears on the Series B Preferred Stock in respect of a dividend period not declared for payment (“Delayed Dividends”) may be declared by the Board of Directors or a duly authorized committee thereof and paid on any date fixed by the Board of Directors or a duly authorized committee thereof, whether or not a Dividend Payment Date, to the Holders of record as they appear on the stock register of the Corporation on a record date selected by the Board of Directors or a duly authorized committee thereof, which shall (a) not precede the date the Board of Directors or an authorized committee thereof declares the dividend payable and (b) not be more than 60 days prior to the date the dividend is paid.

2A. Method of Payment of Dividends.

(a) Subject to restrictions set forth herein, dividends on Series B Preferred Stock may be paid, at the sole discretion of the Corporation, (i) in cash; (ii) by delivery of shares of Common Stock; (iii) if the Dividend Payment Date is prior to June 4, 2015, by delivery of shares of Series B Preferred Stock (or convertible preferred stock having substantially the same terms as the Series B Preferred Stock) or (iv) through any combination of cash, Common Stock and, if the Dividend Payment Date is prior to June 4, 2015, Series B Preferred Stock (or convertible preferred stock having substantially the same terms as the Series B Preferred Stock) distributed among the holders of Series B Preferred Stock on a pro rata basis.

(b) Shares of Common Stock issued in payment or partial payment of a dividend shall be valued for such purpose at 97% of the average of the Volume-Weighted Average Price per share of Common Stock for each of the five consecutive Trading Days ending on the second Trading Day immediately prior to the Dividend Record Date for such dividend. Shares of Series B Preferred Stock (or convertible preferred stock having substantially the same terms as the Series B Preferred Stock) issued in payment or partial payment of a dividend shall be valued for such purpose at 97% of the average of the Volume-Weighted Average Price per share of Series B Preferred Stock for each of the five consecutive Trading Days ending on the second Trading Day immediately prior to the Dividend Record Date for such dividend. Shares of convertible preferred stock having substantially the same terms as the Series B Preferred Stock shall be valued for such purpose at 97% of such shares’ Fair Market Value as determined by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained for this purpose. If the Corporation elects to make any dividend payment, or portion thereof, in shares of Series B Preferred Stock (or convertible preferred stock having substantially the same terms as the Series B Preferred Stock) (the “Dividended Stock”), then (1) the aggregate liquidation preference of the Dividended Stock delivered per share of Series B Preferred Stock must be equal to or greater than the dollar amount of such dividend due per share of Series B Preferred Stock; (2) the annual dividend rate of the Dividended Stock (expressed as a percentage of the liquidation preference of the Dividended Stock) must be equal to or greater than the annual dividend rate of the Series B Preferred Stock (expressed as a percentage of the liquidation preference of the Series B Preferred Stock); and (3) the number of shares of Common Stock into which the Dividended Stock is convertible (expressed as a number of shares per $400 in liquidation preference) must be equal to or greater than the number of shares of Common Stock into which the Series B Preferred Stock is convertible (expressed as a number of shares per $400 in liquidation preference).

(c) Dividend payments on the Series B Preferred Stock will be made in cash, except to the extent the Corporation elects to make all or any portion of such payment in Common Stock, Series B Preferred Stock (or convertible preferred stock having substantially the same terms as the Series B Preferred Stock) by giving notice to Holders and issuing a press release, each in accordance with Section 2A(d) and Section 15 hereof, of such election at least ten (10) Trading Days prior to the Dividend Record Date for such dividend.

(d) The notice and press release specified in Section 2A(c) will set forth the portion of such payment that will be made in cash and the portion that will be made in shares of Common Stock or Series B Preferred Stock (or convertible preferred stock having substantially the same terms as the Series B Preferred Stock).

(e) No fractional shares of Common Stock or Series B Preferred Stock (or convertible preferred stock having substantially the same terms as the Series B Preferred Stock) will be delivered to Holders in payment or partial payment of a dividend. In lieu of delivery of a fractional share, a cash adjustment will be paid to each Holder in accordance with Section 10 hereof. Any portion of any such payment that is declared and not paid through the delivery of Common Stock or Series B Preferred Stock (or convertible preferred stock having substantially the same terms as the Series B Preferred Stock) will be paid in cash.

(f) Notwithstanding anything herein to the contrary, the Corporation shall not elect to pay any portion of any dividend on the Series B Preferred Stock by delivery of Common Stock or Series B Preferred Stock (or convertible preferred stock having substantially the same terms as the Series B Preferred Stock) unless (i) there has first been authorized a sufficient number of shares of Common Stock and Series B Preferred Stock (or convertible preferred stock having substantially the same terms as the Series B Preferred Stock) to allow for the payment of such dividend, and (ii) (A) a registration statement under the Securities Act is effective as of the time of delivery of such shares, or (B) an exemption from registration is available for the shares delivered as a dividend and such shares are freely transferable by the recipient without further action on its behalf, other than by reason of the fact that such recipient is an affiliate of the Corporation.

3. Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Holder shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders of the Corporation, before any distribution of assets is made to holders of the Common Stock or any other Junior Stock but after any distribution on the indebtedness of the Corporation or Senior Stock, the Liquidation Preference, plus an amount equal to all accumulated and unpaid dividends (whether or not declared) thereon for the then-current dividend period to the date fixed for liquidation, winding up or dissolution and all dividend periods prior thereto.

(b) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger, conversion or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 3.

(c) In the event the assets of the Corporation available for distribution to Holders upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 3(a), no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Series B Preferred Stock, ratably, in proportion to the full distributable amounts for which Holders and holders of any Parity Stock are entitled upon such liquidation, winding-up or dissolution, with the amount allocable to each series of such stock determined on a pro rata basis of the aggregate liquidation preference of the outstanding shares of each series and accumulated and unpaid dividends to which each series is entitled.

(d) After the payment to the Holders of full preferential amounts provided for in Sections 3(a), 3(b) and 3(c) hereof, the Holders as such shall have no right or claim to any of the remaining assets of the Corporation.

4. Voting.

(a) Holders shall have no voting rights, except as set forth in this Section 4 or as expressly required by applicable state law from time to time.

(b) If and whenever dividends payable on the Series B Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive, notwithstanding Section 3 of Article VI of the Certificate of Incorporation, the number of directors constituting the Board of Directors will be increased by two and the holders of the Series B Preferred Stock then outstanding, voting as a single class with the holders of all series of the preferred stock of the Corporation having similar voting rights at the next regular or special meeting of the stockholders, shall have a right to elect those additional directors to the Board of Directors until all accumulated and unpaid dividends on the Series B Preferred Stock have been paid in full. Any director so elected by the Holders of Series B Preferred Stock may only be removed by the vote of the

Holders of record of the then outstanding shares of Series B Preferred Stock at a meeting of the stockholders called for that purpose and any vacancy created by the removal of any such director or otherwise may be filled only by the vote of the Holders of record of the then outstanding shares of Series B Preferred Stock. At such time as all accumulated and unpaid dividends on the Series B Preferred Stock of the Corporation are paid, the holders of the Series B Preferred Stock then outstanding will no longer have the right to vote on directors and the term of office of each director so elected will terminate and the number of directors will, without further action, be reduced by two.

(c) For so long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, whether by merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the Holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock:

(i) alter, amend or repeal any provision of, or add any provision to this Certificate of Designations, the Corporation’s Certificate of Incorporation or By-laws if such action would adversely alter, change or repeal the designations, preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock; or

(ii) authorize or designate any class or series of capital stock having rights on liquidation or as to distributions (including dividends) senior to the Series B Preferred Stock; or authorize or issue any other equity security convertible into or exercisable for any equity security, having preference over, as to liquidation preference, the Series B Preferred Stock.

(d) For so long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, whether by merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the Holders of at least a majority of the then outstanding shares of Series B Preferred Stock: increase or decrease the total number of authorized or issued shares of Series B Preferred Stock, other than with respect to an increase in authorized shares of Series B Preferred Stock for the purpose of paying dividends on the outstanding shares of Series B Preferred Stock.

(e) In any case where the Holders are entitled to vote as a class with holders of all series of the preferred stock of the Corporation having similar voting rights, each holder shall be entitled to one vote for each share of such preferred stock (including the Series B Preferred Stock) held by such holder. In any case where the Holders are entitled to vote as a class, each Holder shall be entitled to one vote for each share of the Series B Preferred Stock held by such Holder.

(f) Notwithstanding anything in this Section 4 to the contrary, the Board of Directors may, without the consent of the Holders of Series B Preferred Stock, designate a series of Parity Stock or Junior Stock, and the designation of any such series will not be deemed to adversely affect the rights of the Holders of Series B Preferred Stock and no approval of the holders of the Series B Preferred Stock shall be required to so designate or issue any such Parity Stock or Junior Stock.

5. Forced Conversion.

(a) Subject to the terms of Section 7, the Corporation shall have the right, at its option, but until the Authorized Share Increase is obtained, subject to a sufficient number of shares of Common Stock being available for issuance upon conversion, to cause the Series B Preferred Stock in whole but not in part to be automatically converted into a number of whole shares of Common Stock at the Series B Conversion Rate then in effect, with any resulting fractional shares of Common Stock to be settled in accordance with Section 10 hereof (a “Forced Conversion”). The Corporation may exercise its right to cause a Forced Conversion on a Forced Conversion Date (as defined below) pursuant to this Section 5:

(i) on or prior to the three-year anniversary of the Series B Issue Date only if the Closing Sale Price of the Common Stock exceeds 150% of the then prevailing Series B Conversion Price for at least 20 Trading Days in any consecutive 30 Trading Day period, including the last Trading Day of such 30 Trading Day period, ending on the Trading Day prior to the Corporation’s issuance of a press release, as described in Section 5(b) hereof announcing the Corporation’s exercise of its right to cause a Forced Conversion; or

(ii) after the three-year anniversary of the Series B Issue Date only if the Closing Sale Price of the Common Stock exceeds 130% of the then prevailing Series B Conversion Price for at least 20 Trading Days in any consecutive 30 Trading Day period, including the last Trading Day of such 30 Trading Day period, ending on the Trading Day prior to the Corporation’s issuance of a press release, as described in Section 5(b) hereof, announcing the Corporation’s exercise of its right to cause a Forced Conversion.

(b) To exercise its right to cause a Forced Conversion described in Section 5(a) hereof, the Corporation must issue a press release, in compliance with Section 15(a) hereof, prior to the opening of business on the first Trading Day following any date on which the conditions described in Section 5(a) hereof are met, announcing such a Forced Conversion. The Corporation shall also give notice by mail or by publication (with subsequent prompt notice by mail), in either case in accordance with Section 15(b) hereof, to the Holders (not more than four Business Days after the date of the press release) of the election to call a Forced Conversion. The conversion date will be a date selected by the Corporation (the “Forced Conversion Date”) and will be no more than 10 days after the date on which the Corporation issues the press release described in this Section 5(a). The Corporation may not set a Forced Conversion Date on a date that is between a Record Date and the corresponding Dividend Payment Date.

(c) In addition to any information required by applicable law or regulation, the press release and notice of a Forced Conversion described in Section 5(b) shall state, as appropriate: (i) the Forced Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of Series B Preferred Stock; (iii) the number of shares of Series B Preferred Stock to be converted; (iv) that dividends on the Series B Preferred Stock to be converted will cease to accumulate on the Forced Conversion Date and (v) the amount of any payment for accumulated and unpaid dividends and the amount of any redemption premium (as described in Section 5(d)).

(d) On and after the Forced Conversion Date, dividends will cease to accumulate on the Series B Preferred Stock called for a Forced Conversion and all rights of Holders will terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof at the Series B Conversion Rate then in effect and cash in lieu of any fractional shares of Common Stock, settled in accordance with Section 10 hereof (or, in lieu thereof, cash or a combination of cash and shares of Common Stock in accordance with Section 7), and with no right to any interim dividends declared on the Common Stock. Notwithstanding the foregoing, if the Forced Conversion Date occurs on or prior to the three-year anniversary of the Series B Issue Date, the Corporation shall pay to each Holder of Series B Preferred Stock the following payments: (i) a payment equal to the aggregate amount of any accumulated and unpaid dividends on the Series B Preferred Stock held by such Holder with respect to any dividend periods terminating on or prior to the Forced Conversion Date and (ii) a redemption premium equal to the amount of any dividends on the Series B Preferred Stock held by such Holder that such Holder would have been entitled to, with respect to any dividend periods terminating after the Forced Conversion Date but on or prior to the three-year anniversary of the Series B Issue Date, if such shares of Series B Preferred Stock had not otherwise been converted. Such payments described in the preceding sentence shall be paid by the Corporation, at its sole option, in the form of (x) cash, (y) shares of Common Stock, or (z) a combination of cash and shares of Common Stock distributed among the holders of Series B Preferred Stock on a pro rata basis; provided, however, that shares of Common Stock issued in payment or partial payment of such payments shall be valued for such purpose at 97% of the average of the Volume-Weighted Average Price per share of Common Stock on the Trading Day immediately preceding the Forced Conversion Date.

6. Optional Conversion.

(a) Subject to the terms of Section 7, each Holder shall have the right, at its option upon the circumstances set forth below, from the Series B Issue Date to convert any or all of such Holder’s shares of Series B Preferred Stock into 5.7703 shares of Common Stock for each share of Series B Preferred Stock, subject to adjustment as set forth in Section 8 hereof (such rate, the “Series B Conversion Rate” and such conversion, an “Optional Conversion”), with any resulting fractional shares of Common Stock to be settled in accordance with Section 10 hereof but until the Authorized Share Increase is obtained, the Corporation’s ability to deliver shares of its Common Stock to satisfy its obligations upon conversion will be subject to a sufficient number of shares of Common Stock being available for issuance upon conversion. A Holder may exercise such right only:

(i) During any calendar quarter beginning with the second calendar quarter after the Series B Issue Date, the Closing Sale Price of the Common Stock for each of 20 or more Trading Days within any period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 130% of the Series B Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter.

(ii) During the 5 consecutive business days immediately after any 5 consecutive Trading Day period (such 5 consecutive Trading Day period, the “Preferred Measurement Period”) in which the average daily Volume-Weighted Average Price per share of Series B Preferred Stock during the Preferred Measurement Period was equal to or less than 97% of the average daily Conversion Value during the Preferred Measurement Period.

(iii) Upon the occurrence of a Fundamental Change.

(iv) If the Corporation is party to a consolidation, amalgamation, statutory arrangement, merger or binding share exchange pursuant to which the Common Stock would be converted into or exchanged for, or would constitute, solely the right to receive, cash, securities or other property.

Upon the occurrence of any event described in Section 6(a)(iii) or Section 6(a)(iv) above, a Holder may convert its Series B Preferred Stock at any time during the period that begins on, and includes, the 30th calendar day before the date the Corporation originally publicly announces as the anticipated effective date of the transaction and ends on, and includes, the 40th calendar day after the actual effective date of the transaction.

(b) Shares of Series B Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by a payment in cash equal to the dividend payable on the Series B Preferred Stock on that Dividend Payment Date (excluding any dividends in arrears). A Holder on a Dividend Record Date who (or whose transferee) tenders any share for conversion on the corresponding Dividend Payment Date shall receive the dividend payable by the Corporation on the Series B Preferred Stock on that date, and the converting holder shall not be required to include payment in the amount of such dividend upon surrender of shares of Series B Preferred Stock for conversion. Except as provided in this Section 6(b), upon a conversion at the option of the Holder pursuant to this Section 6, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, upon conversion of Series B Preferred Stock or for dividends on the shares of Common Stock issued upon such conversion.

(c) Mechanics of Conversion.

(i) In order for a Holder of Series B Preferred Stock to convert shares of Series B Preferred Stock into shares of Common Stock, such Holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock, at the office of the Transfer Agent (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such Holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates. Such notice shall state such Holder’s name or the names of the nominees in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered Holder or such Holder’s attorney duly authorized in writing. The date of receipt of such certificates and notice by the Transfer Agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (“Conversion Date”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such Holder of Series B Preferred Stock, or to such Holder’s nominees, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled, if any, together with cash in lieu of any fraction of a share.

(ii) Upon any such conversion, no adjustment to the Series B Conversion Price shall be made for any declared or accrued but unpaid dividends on the Common Stock delivered upon conversion.

(iii) All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the Holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon and/or cash as provided for in Section 7. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.

(iv) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock pursuant to this Section 6. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

7. Optional Settlement of Conversion. Pursuant to a Forced Conversion described in Section 5, an Optional Conversion described in Section 6 or a conversion upon a Fundamental Change described in Section 9, the Corporation shall have the right, at its option and in its sole discretion, subject to applicable law and to the extent permitted by any credit facility to which the Corporation is then a party, to satisfy such entire conversion obligation in cash or through a combination of cash and shares of Common Stock, although the Corporation is not obligated to satisfy any such conversion with cash. If the Corporation elects to exercise such right, it shall deliver to the applicable Holder or Holders, for each share of Series B Preferred Stock to be converted, and in lieu of any other conversion rights in respect thereof:

(a) cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 Trading Days in the applicable Conversion Measurement Period; or

(b) a combination of cash and shares of Common Stock in the following amounts: with respect to each of the 20 Trading Days in the applicable Conversion Measurement Period, (A) the Daily Partial Cash Amount plus (B) that number of shares of Common Stock equal to (1) the Daily Conversion Value minus the Daily Partial Cash Amount divided by (2) the Volume-Weighted Average Price per share of Common Stock.

8. Anti-dilution Adjustments.

(a) The Series B Conversion Rate shall be subject to the following adjustments from time to time:

(i) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series B Issue Date effect a subdivision of the outstanding Common Stock, the Series B Conversion Rate then in effect immediately before that subdivision shall be proportionately increased. If the Corporation shall at any time or from time to time after the Series B Issue Date combine the outstanding shares of Common Stock, the Series B Conversion Rate then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Series B Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series B Conversion Rate then in effect immediately before such event shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by dividing the Series B Conversion Rate then in effect by a fraction (x) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (y) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; such increase to become effective immediately after the opening of business on the day following such record date.

(iii) Cash Distributions. In case the Corporation shall, by dividend or otherwise, make distributions to all holders of its Common Stock exclusively in cash (excluding any distribution consisting of cash in part which is provided for in Section 8(a)(v) hereof) immediately after the close of business on such date for determination, the Series B Conversion Rate shall be increased by multiplying the Series B Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders of the Corporation entitled to receive such distribution by a fraction, (A) the numerator of which shall be equal to the Market Value as of the date fixed for such determination and (B) the denominator of which shall be equal to the Market Value as of the date fixed for such determination less the per share amount of the distribution.

Notwithstanding the foregoing, in no event will the Series B Conversion Rate be adjusted to an amount that is more than 7.5014 in connection with this Section 8(a)(iii) (subject to adjustments from time to time in accordance with the other provisions of this Section 8).

(iv) Stock Purchase Rights. In case the Corporation shall issue to all holders of its Common Stock rights, options or warrants, entitling them to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock for a period expiring within 60 days from the date of issuance of such rights, options or warrants at a price per share of Common Stock less than the Market Value as of the date fixed for the determination of stockholders of the Corporation entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment, share purchase or similar plan), the Series B Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Series B Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate consideration expected to be received by the Corporation upon the exercise, conversion or exchange of such rights, options or warrants (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board resolution) would purchase at such Market Value and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, either directly or indirectly, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that no such adjustment of Series B Conversion Rate shall be made if the Holders would be entitled to receive such rights, options or warrants upon conversion at any time of shares of Series B Preferred Stock into Common Stock; provided further, however, that if any of the foregoing rights, options or warrants is only exercisable upon the occurrence of a specified event, then the Series B Conversion Rate will not be adjusted until such specified event occurs.

(v) Debt, Asset or Security Distributions. In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, assets or securities (but excluding any dividend or distributions referred to in Section 8(a)(ii), 8(a)(iii) or 8(a)(iv)), the Series B Conversion Rate shall be increased by multiplying the Series B Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders of the Corporation entitled to receive such distribution by a fraction, (A) the numerator of which shall be the Market Value of a share of Common Stock as of the date fixed for such determination and (B) the denominator of which shall be the Market Value of a share of Common Stock as of the date fixed for such determination less the then Fair Market Value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders of the Corporation entitled to receive such distribution.

(vi) Adjustment for Merger or Reorganization, Etc. If there shall occur any reorganization, recapitalization, consolidation or merger involving the Corporation in which the Common Stock is converted into or exchanged for securities, cash or other property (excluding a merger solely for the purpose of changing the Corporation’s jurisdiction of incorporation), then, following any such reorganization, recapitalization, consolidation or merger, in each case pursuant to which shares of Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, each share of Series B Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series B Preferred Stock immediately prior to such reorganization, recapitalization, consolidation or merger would have been entitled to receive pursuant to such transaction (assuming the Corporation elects to satisfy the conversion obligation solely in shares of Common Stock); and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 8 set forth with respect to the rights and interest thereafter of the Holders of the Series B Preferred Stock, to the end that the provisions set forth in this Section 8 (including provisions with respect to changes in and other adjustments of the Series B Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock. However, at and after the effective time of the transaction, the Corporation or the surviving entity will continue to be able to elect to settle conversions entirely or partially in cash as provided in Section 7 hereof. In the event of such an election following the effective time, the Daily Conversion Value will be calculated based on the fair value of the cash, securities or other property into which the Common Stock is converted. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in any transaction described by this Section 8(a)(vi), the Corporation shall make adequate provision whereby the Holders shall have a reasonable opportunity to determine the form of consideration into which all of the Series B Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such transaction. The determination: (i) will be made by Holders representing a plurality of shares of Series B Preferred Stock participating in such determination, (ii) will be subject to any limitations to which all of the holders of Common Stock are subject, including, but not limited to, pro rata reductions applicable to any portion of the consideration payable in such transaction and (iii) will be conducted in such a manner as to be completed by the date which is the earlier of: (1) the deadline for elections to be made by holders of Common Stock, and (2) two Trading Days prior to the anticipated effective date of such transaction.

(vii) Tender and Exchange Offers. In the case that a tender or exchange offer made by the Corporation for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders of the Corporation (based on the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares (as defined below)) of an aggregate consideration having a Fair Market Value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) per share of the Common Stock that exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then, immediately prior to the opening of business on the day after the last day (such day, the “Expiration Time”) tenders could have been made pursuant to such tender or exchange offer (as amended through the expiration thereof), the Series B Conversion Rate shall be increased by dividing the Series B Conversion Rate immediately prior to the close of business on the Expiration Time by a fraction (1) the numerator of which shall be equal to (x) the product of (A) the Market Value as of the date of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any Purchased Shares (as defined below)) on the Expiration Time less (y) the Fair Market Value (determined as aforesaid) of all cash and any other consideration payable to stockholders of the Corporation pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares (as defined below)), and (2) the denominator of which shall be equal to the product of (x) the Market Value as of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any Purchased Shares (as defined below)) on the Expiration Time less the number of all shares validly tendered, not withdrawn and accepted for payment on the Expiration Time (such validly tendered shares, up to any such maximum, being referred to as the “Purchased Shares”).

(b) Exceptions to Adjustment. The applicable Series B Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Series B Issue Date;

(iv) for a change in the par value or no par value of the Common Stock;

(v) for accumulated and unpaid dividends; or

(vi) upon the issuance or triggering of any stockholder rights pursuant to any stockholder rights plan adopted by the Corporation and/or its stockholders.

(c) If the Corporation distributes rights or warrants (other than those referred to above in Section 8(a)(iv) hereof) pro rata to the holders of Common Stock, so long as such rights or warrants have not expired or been redeemed by the Corporation, the Holder of any shares of Series B Preferred Stock surrendered for conversion shall be entitled to receive upon such conversion, in addition to the shares of Common Stock then issuable upon such conversion (assuming the Corporation elects to satisfy the conversion obligation solely in shares of Common Stock) (the “Conversion Shares”), a number of rights or warrants to be determined as follows:

(i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the “Distribution Date”), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants; and

(ii) if such conversion occurs after the Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which such Series B Preferred Stock was convertible (assuming the Corporation elects to satisfy the conversion obligation solely in shares of Common Stock) immediately prior to such Distribution Date would have been entitled on such Distribution Date had such Series B Preferred Stock been converted immediately prior to such Distribution Date in accordance with the terms and provisions applicable to the rights and warrants.

The Series B Conversion Rate shall not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants.

(d) De Minimis Adjustments. Notwithstanding anything herein to the contrary, no adjustment under this Section 8 need be made to the Series B Conversion Rate unless such adjustment would require an increase or decrease of at least one percent (1.0%) of the Series B Conversion Rate then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1.0%) of such Series B Conversion Rate; provided, however, that with respect to adjustments to be made to the Series B Conversion Rate in connection with cash dividends paid by the Corporation, the Corporation shall make such adjustments, regardless of whether such aggregate adjustments amount to one percent (1.0%) or more of the Series B Conversion Rate, no later than October 15 of each calendar year. All adjustments to the Series B Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share).

(e) No Downward Adjustment. Other than pursuant to Section 8(a)(i), no adjustment to the Series B Conversion Rate will be made if such conversion will result in a decrease in the Series B Conversion Rate.

(f) Tax-Related Adjustments. The Corporation may make such increases in the Series B Conversion Rate, in addition to those required by this Section 8, as the Board of

Directors considers advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. In the event the Corporation elects to make such an increase in the Series B Conversion Rate, the Corporation will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the increase of the Series B Conversion Rate.

(g) Certificate of Adjustments. Subject to subsection (c) above, upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to this Section 8, the Corporation shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Subject to subsection (c) above, the Corporation shall, upon the written request at any time of a Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) the Series B Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series B Preferred Stock.

(h) Notice of Record Date. In the event:

(i) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Series B Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for a purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Corporation, or

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will mail or cause to be mailed to the Holders of the Series B Preferred Stock a notice specifying, as the case may be, (A) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Series B Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the record date or anticipated effective date for the event specified in such notice.

(i) Before taking any action which would cause an adjustment reducing the Series B Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series B Conversion Price.

9. Fundamental Change; Make-Whole Fundamental Change.

(a) Upon the occurrence of a Fundamental Change, in the event that the Market Value as of the Effective Date of any Fundamental Change multiplied by the Series B Conversion Rate then in effect is less than the Liquidation Preference, each Holder shall have the option (the “Fundamental Change Option”) to convert all of such Holder’s outstanding shares of Series B Preferred Stock into validly issued, fully paid and nonassessable shares of Common Stock at an adjusted Series B Conversion Rate equal to (subject Section 9(d) below) the lesser of (x) the Liquidation Preference, divided by the Market Value as of the Effective Date and (y) 11.5406 (subject to adjustment for stock dividends, splits and combinations and similar transactions). The Fundamental Change Option must be exercised, if at all, during the period of not less than 30 days nor more than 60 days after the Fundamental Change Notice Date (as defined below) and the Series B Preferred Stock shall be deemed to be convertible during such period to the extent the Series B Preferred Stock is not otherwise convertible as provided in Section 6 hereof. In lieu of issuing the shares of Common Stock issuable upon conversion in the event of a Fundamental Change, the Corporation may make a cash payment to converting Holders equal to (with respect to each applicable share of Series B Preferred Stock) the Liquidation Preference, plus accrued but unpaid dividends. The Corporation’s ability to deliver shares of its Common Stock to satisfy its obligations upon conversion will be subject to a sufficient number of shares of Common Stock being available for issuance.

(b) In the event of a Fundamental Change, within ten (10) Trading Days after the Effective Date, the Corporation shall give notice of such Fundamental Change, in accordance with Section 15(b) hereof, to each record holder (such date of notice, the “Fundamental Change Notice Date”). Each such notice shall state: (i) that a Fundamental Change has occurred; (ii) the last day on which the Fundamental Change Option may be exercised (such date, an “Expiration Date”) pursuant to the terms hereof; (iii) the procedures that Holders must follow to exercise the Fundamental Change Option; (iv) the name and address of the Transfer Agent; (v) the number of shares and amount of cash, securities and other consideration receivable by the Holders per share upon conversion; and (vi) any additional information as may reasonably be required to be included in such notice. If a Fundamental Change is a Make-Whole Fundamental Change, then the Corporation shall have also used its best efforts to, at least thirty (30) calendar days before the anticipated Effective Date of such Make-Whole Fundamental Change, mail to each Holder written notice of, and publicly announce, in accordance with Section 15 hereof, the anticipated Effective Date of such proposed Make-Whole Fundamental Change, which notice, announcement and publication shall also have stated the proposed increase in the Series B Conversion Rate (as calculated in accordance with Section 9(d) below).

(c) Subject to Section 17(a) hereof, on or before the applicable Expiration Date, each Holder wishing to exercise its conversion right pursuant to Section 9(a) shall surrender the certificate or certificates representing the shares of Series B Preferred Stock to be converted, in the manner and at the place designated in the notice described in Section 9(b), and the cash or shares of Common Stock due to such Holder shall be delivered promptly to the Person whose name appears on such certificate or certificates as the owner thereof and the shares represented by each surrendered certificate shall be returned to authorized but unissued shares. Upon surrender (in accordance with the notice described in Section 9(b) hereof) of the certificate or certificates representing any shares of Series B Preferred Stock to be so converted (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be converted by the Corporation at the adjusted Series B Conversion Rate, if applicable, as described in Section 9(b) hereof. Each converting Holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such Holder’s Series B Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Holder.

(d) Make-Whole Fundamental Change.

(i) Notwithstanding anything in this Section 9 to the contrary, if a Fundamental Change is a Make-Whole Fundamental Change, the Series B Conversion Rate applicable to each share of Series B Preferred Stock that is surrendered for conversion, in accordance with this Section 9, at any time during the period that begins on, and includes, the date that is thirty (30) calendar days prior to the date the Corporation publicly announces as the anticipated effective date of such Make-Whole Fundamental Change and ends on, and includes, the date that is forty (40) calendar days after the Effective Date of such Make-Whole Fundamental Change, shall (but until the Authorized Share Increase is obtained, the Corporation’s ability to issue shares of its Common Stock to satisfy its obligations upon conversion shall be subject to a sufficient number of shares being available for issuance upon conversion) be increased to an amount equal to the Series B Conversion Rate that would, but for this Section 9(d) otherwise apply to such shares of Series B Preferred Stock pursuant to this Section 9, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Series B Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Corporation but is not consummated.

(ii) As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, an amount equal to:

(A) the excess, if any, of (1) the average daily Volume-Weighted Average Price per share of Series B Preferred Stock for the five consecutive Trading Days immediately preceding the public announcement of the Make-Whole Fundamental Change over (2) the product of (x) the Market Value per share of Common Stock for the five consecutive Trading Days immediately preceding the public announcement of the Make-Whole Fundamental Change and (y) the then prevailing Series B Conversion Rate; divided by

(B) the Applicable Price (as defined below).

(iii) As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (a) if such Make-Whole Fundamental Change constitutes a Common Stock Make-Whole Fundamental Change and the consideration for the Common Stock in such Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change; (b) if such Make-Whole Fundamental Change constitutes an Asset Sale Make-Whole Fundamental Change and the consideration paid for the property and assets of the Corporation or the Subsidiaries consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid for the property and assets of the Corporation, expressed as an amount per share of Common Stock outstanding on the Effective Date of such Make-Whole Fundamental Change; and (c) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding the public announcement of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a Board Resolution), to account for any adjustment, pursuant hereto, to the Series B Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Series B Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.

(iv) In no event shall the Series B Conversion Rate applicable to any security be increased pursuant to a Make-Whole Fundamental Change to the extent, but only to the extent, such increase shall cause the Series B Conversion Rate applicable to such security to exceed 7.5014 (subject to adjustment for stock dividends, splits and combinations and similar transactions).

(v) The consideration due upon a conversion of shares of Series B Preferred Stock by a Holder shall be paid as soon as practicable after the Conversion Date of such conversion, but in no event later than the third Business Day after the later of: (1) the date such Holder surrenders such shares of Series B Preferred Stock for such conversion and (2) the Effective Date of the applicable Make-Whole Fundamental Change.

(e) The rights of Holders pursuant to this Section 9 are in addition to, and not in lieu of, the rights of Holders provided for in Section 6 hereof.

10. Fractional Shares. No fractional shares of Common Stock shall be issued to Holders. In lieu of any fraction of a share of Common Stock that would otherwise be issuable in respect of the aggregate number of shares of the Series B Preferred Stock surrendered by a Holder upon a conversion or issuable to a Holder in respect of a stock dividend made in shares of Common Stock, such Holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (a) in the case of any payment of a stock dividend, the Closing Sale Price on the Trading Day next preceding the issuance of such Common Stock or (b) in the case of Common Stock issuable upon conversion, the Closing Sale Price on the Trading Day next preceding the date of conversion.

11. Consolidation, Merger and Sale of Assets.

(a) The Corporation, without the consent of the Holders, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Corporation; provided, however, that (i) the successor, transferee or lessee is organized under the laws of the United States or any political subdivision thereof; (ii) the shares of Series B Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, the Series B Preferred Stock had immediately prior to such transaction; and (iii) the Corporation delivers to the Transfer Agent an certificate signed by two officers of the Corporation and a written opinion of legal counsel, acceptable to the Transfer Agent, stating that such transaction complies with this Certificate of Designations.

(b) Upon any consolidation by the Corporation with, or merger by the Corporation into, any other Person or any conveyance, transfer or lease of all or substantially all the assets of the Corporation as described in Section 11(a) above, the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Corporation under the shares of Series B Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Series B Preferred Stock.

12. SEC Reports. Whether or not the Corporation is required to file reports with the SEC, if any shares of Series B Preferred Stock are outstanding, the Corporation will file with the SEC all such reports and other information as it would be required to file with the SEC by Section 13(a) or 15(d) under the Exchange Act. The Corporation will supply each Holder of Series B Preferred Stock, upon the request of such Holder, and without cost to such Holder, copies of such reports or other information.

13. Definitions.

(a) “AMEX” means the American Stock Exchange.

(b) “Applicable Price” shall have the meaning ascribed thereto in Section 9(d) hereof.

(c) “Asset Sale Make-Whole Fundamental Change” shall have the meaning ascribed to it in the definition of “Make-Whole Fundamental Change” in this Section 13.

(d) “Authorized Share Increase” shall have the meaning ascribed thereto in Section 16(b) hereof.

(e) “Board of Directors” shall have the meaning ascribed thereto in the preamble hereof.

(f) “Business Day” means any day other than a Saturday or Sunday or any other day on which banks in the City of New York are authorized or required bylaw or executive order to close.

(g) “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

(h) The “Closing Sale Price” of Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on AMEX or such other United States securities exchange on which the Common Stock is traded (or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the principal market on which the Common Stock is traded). In the absence of such a quotation, the Closing Sale Price of the Common Stock will be an amount determined by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained for this purpose.

(i) “Common Stock” shall mean the common stock, par value $0.001 per share, of the Corporation, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, merger, consolidation or similar transaction in which the Corporation is a constituent corporation.

(j) “Common Stock Make-Whole Fundamental Change” shall have the meaning ascribed to it in the definition of “Make-Whole Fundamental Change” in this Section 13.

(k) “Conversion Date” shall have the meaning ascribed thereto in Section 6(c) hereof.

(1) “Conversion Measurement Period” means the 20 consecutive Trading Days beginning on, and including, the third Trading Day following the Forced Conversion Date pursuant to Section 5 or the Conversion Date pursuant to Section 6, as applicable.

(m) “Conversion Shares” shall have the meaning ascribed thereto in Section 8(c) hereof.

(n) “Conversion Value” per share of Series B Preferred Stock on a Trading Day means the product of (1) the Closing Sale Price per share of Common Stock and (2) the Series B Conversion Rate for a share of Series B Preferred Stock in effect on that Trading Day.

(o) “Corporation” shall have the meaning ascribed thereto in the preamble hereof.

(p) “Daily Conversion Value,” means, with respect to a Trading Day, one-twentieth (1/20) of the product of (1) the then applicable Series B Conversion Rate in effect on such Trading Day and (2) the daily Volume-Weighted Average Price per share of Common Stock on that Trading Day.

(q) “Daily Partial Cash Amount” means, as to the Series B Preferred Stock per share on a Trading Day, the amount of cash equal to (1) if expressed as a total dollar amount per share of Series B Preferred Stock (which amount shall be no greater than the amount set forth in Section 7(a)), such total dollar amount divided by twenty or (2) if expressed as a percentage of the Daily Conversion Value, such percentage multiplied by the Daily Conversion Value.

(r) “Delayed Dividends” shall have the meaning ascribed thereto in Section 2(g) hereof.

(s) “Depositary” shall mean Depository Trust Company (“DTC”) or its successor depositary.

(t) “Distribution Date” shall have the meaning ascribed thereto in Section 8(c)(i) hereof.

(u) “Dividend Payment Date” shall mean January 15, April 15, July 15 and October 15 of each year (or the next succeeding Business Day if such date is not a Business Day), commencing after the first full calendar following the Series B Issue Date.

(v) “Dividend Rate” shall have the meaning ascribed thereto in Section 2(a) hereof.

(w) “Dividend Record Date” shall mean (i) with respect to a dividend payment other than Delayed Dividends, the first calendar day (or the next succeeding Business Day if such day is not a Business Day) of the calendar month in which such Dividend Payment Date falls and (ii) with respect to Delayed Dividends, the record date selected pursuant to Section 1(g) hereof.

(x) “Dividended Stock” shall have the meaning ascribed thereto in Section 2A(b) hereof.

(y) “DTC” shall have the meaning ascribed to it in the definition of “Depositary” in this Section 13.

(z) “Effective Date” shall mean the date on which a Fundamental Change or Make-Whole Fundamental Change event occurs.

(aa) “Ex Date” shall mean, with respect to any issuance or distribution, the first date on which the Common Stock trades, regular way, on AMEX or other principal U.S. securities exchange or quotation system on which the Common Stock is listed or quoted at that time, without the right to receive the issuance or distribution.

(bb) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(cc) “Excluded Transaction” shall have the meaning ascribed to it in the definition of “Fundamental Change” in this Section 13.

(dd) “Expiration Time” shall have the meaning ascribed thereto in Section 8(a)(i) hereof.

(ee) “Fair Market Value” means the amount that a willing buyer would pay a willing seller in an arm’s length transaction.

(ff) “Forced Conversion” shall have the meaning ascribed thereto in Section 5(a) hereof.

(gg) “Forced Conversion Date” shall have the meaning ascribed thereto in Section 5(b) hereof.

(hh) “Fundamental Change” means the occurrence of any of the following:

(i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Corporation’s assets (determined on a consolidated basis) to any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act);

(ii) the adoption of a plan the consummation of which would result in the liquidation or dissolution of the Corporation;

(iii) the acquisition, directly or indirectly, by any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act), of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the voting Capital Stock of the Corporation;

(iv) the consummation of any share exchange, consolidation or merger of the Corporation (excluding a merger solely for the purpose of changing the Corporation’s jurisdiction of incorporation) pursuant to which the Common Stock will be converted into cash, securities or other property, to or with any Person other than a Subsidiary of the Corporation; provided that any such transaction where the holders of more than 50% of all classes of the Capital Stock of the Corporation immediately prior to such transaction continue to own, directly or indirectly, more than 50% of all classes of the Capital Stock of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a Fundamental Change;

(v) during any period of two consecutive years, individuals who at the beginning of such period comprised members of the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the members of the Board of Directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(vi) the Common Stock ceases to be listed on AMEX or another national securities exchange or ceases to be quoted on an over-the-counter market in the United States;

provided, however, that a Fundamental Change will not be deemed to have occurred in the case of a merger or consolidation, if (1) at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation consists of common stock of a United States company traded on AMEX or another national securities exchange (or which will be so traded when issued or exchanged in connection with such transaction) and (2) as a result of such transaction or transactions the shares of Series B Preferred Stock become convertible solely into such common stock (an “Excluded Transaction”).

(ii) “Fundamental Change Notice Date” shall have the meaning ascribed thereto in Section 9 hereof.

(jj) “Fundamental Change Option” shall have the meaning ascribed thereto in Section 9 hereof.

(kk) “Holders” shall have the meaning ascribed thereto in Section 2(a) hereof.

(ll) “Initial Six-Quarter Period” shall have the meaning ascribed thereto in Section 2(b) hereof.

(mm) “Junior Stock” shall mean all classes of Common Stock of the Corporation and each other class of Capital Stock or series of preferred stock established after the Series B Issue Date, by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series B Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

(nn) “Liquidation Preference” shall have the meaning ascribed thereto in Section 2(a) hereof.

(oo) “Make-Whole Applicable Increase” shall have the meaning ascribed thereto in Section 9(d) hereof.

(pp) “Make-Whole Fundamental Change” means the occurrence of any of the following:

(i) the sale, transfer, lease, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Corporations assets (determined on a consolidated basis) to any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act) (an “Asset Sale Make-Whole Fundamental Change”); or

(ii) a transaction or series of related transactions in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, amalgamation, statutory arrangement, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash (a “Common Stock Change Make-Whole Change”);

provided, however, that a Make-Whole Fundamental Change will not be deemed to have occurred in the case of an Excluded Transaction.

(qq) “Market Value” means, with respect to any date of determination, the average Closing Sale Price of the Common Stock for a five consecutive Trading Day period on the American Stock Exchange (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the Fair Market Value of the Common Stock) preceding the earlier of (i) the day preceding the date of determination and (ii) the day before the Ex Date with respect to the issuance or distribution requiring such computation.

(rr) “Merger” means the transactions contemplated by the Agreement and Plan of Merger, dated January 27, 2008, by and among the Corporation, Matria Healthcare, Inc., Milano MH Acquisition Corp. and Milano MH Acquisition LLC.

(ss) “Optional Conversion” shall have the meaning ascribed thereto in Section 6(a) hereof.

(tt) “Parity Stock” shall mean any class of Capital Stock or series of preferred stock established after the Series B Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on parity with the Series B Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

(uu) “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

(vv) “Purchased Shares” shall have the meaning ascribed thereto in Section 8(a)(i) hereof.

(ww) “SEC” means the Securities and Exchange Commission.

(xx) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(yy) “Senior Stock” shall mean each class or series of Capital Stock or established after the Series B Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

(zz) “Series B Conversion Price” shall mean the Liquidation Preference, divided by the Series B Conversion Rate. The initial Series B Conversion Price per share of Series B Preferred Stock shall be $69.32.

(aaa) “Series B Conversion Rate” shall have the meaning ascribed thereto in Section 6(a) hereof.

(bbb) “Series B Issue Date” shall mean May 9, 2008, the original date of issuance of the Series B Preferred Stock.

(ccc) “Series B Preferred Stock” shall have the meaning ascribed thereto in the preamble hereof.

(ddd) “Share Issuance Approval” shall have the meaning ascribed thereto in Section 16(c) hereof.

(eee) “Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (1) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

(fff) “Trading Day” means a day during which trading in securities generally occurs on AMEX or, if the Common Stock is not listed on AMEX, on the principal other national or regional securities exchange on which the Common Stock is then listed or traded.

(ggg) “Transfer Agent” means Computershare Shareholder Services, Inc. unless and until a successor is selected by the Corporation, and then such successor.

(hhh) “Volume-Weighted Average Price” per share of Common Stock or Series B Preferred Stock, as the case may be, on a Trading Day means the volume-weighted average price per share of Common Stock or Series B Preferred Stock, as the case may be, on AMEX (or such other national securities exchange or automated quotation system on which the Common Stock or Series B Preferred Stock, as the case may be, is then listed or authorized for quotation or, if not so listed or authorized for quotation, an amount determined using a volume-weighted average method by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained for this purpose) from 9:30 a.m. to 4:30 p.m, New York City time, on that Trading Day, as displayed by Bloomberg Business News or such other comparable service determined in good faith by the Corporation that has replaced Bloomberg Business News.

14. Waiver. Any of the rights of the holders of Series B Preferred Stock set forth herein may be waived by the affirmative vote or written consent of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding.

15. Notices.

(a) When the Corporation is required, pursuant to this Certificate of Designations, to give notice to Holders by issuing a press release, rather than directly to holders, the Corporation shall do so in a public medium that is customary for such press release; provided, however, that in such cases, publication of a press release through the Dow Jones News Service shall be considered sufficient to comply with such notice obligation.

(b) When the Corporation is required, pursuant to this Certificate of Designations, to give notice to Holders without specifying the method of giving such notice, the Corporation shall do so by sending notice via first class mail or by overnight courier to the Holders of record as of a reasonably current date or by publication, as provided in Section 15(c) hereof.

(c) When the Corporation is required, pursuant to this Certificate of Designations, to give notice by publication, the Corporation shall do so by publishing a notice in the national edition of The Wall Street Journal, The New York Times or a newspaper of national circulation chosen in good faith by the Corporation.

(d) When the Corporation is required to give notice herein to any Holder within a specified number of Trading Days prior to a specified event, the Corporation will identify such Trading Days in good faith based on its reasonable expectations for the application of the definition of “Trading Days” set forth herein. Any notice issued in reliance on such identification will satisfy the Corporation’s obligation with respect to the timing of such notice, notwithstanding any subsequent events that may cause such days to fail to be Trading Days.

16. Share Reservation; Stockholder Approval; Share Issuance Limit.

(a) The Corporation covenants that, subject to the Authorized Share Increase and, as applicable, the Share Issuance Approval being obtained, it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted.

(b) The Corporation shall use its best efforts to obtain the approval of its stockholders at its 2008 annual meeting of stockholders to increase the number of shares of authorized Common Stock in order to provide sufficient shares of Common Stock to satisfy the conversion of all Series B Preferred Stock into Common Stock (the “Authorized Share Increase”).

(c) The Corporation shall also use its best efforts to obtain the approval of its stockholders at its 2008 annual meeting of stockholders to issue shares of Common Stock in connection with the Merger in an amount that may equal or exceed 20% of the Corporation’s Common Stock outstanding on the date the Merger is consummated, including shares of Common Stock issuable upon conversion of, and as dividend payments on, the Series B Preferred Stock and upon exercise of stock options assumed by the Corporation in connection with the Merger (the “Share Issuance Approval”).

(d) In the event the Corporation does not receive such Share Issuance Approval prior to a Fundamental Change that will result in a Conversion Rate increase to an amount that would cause the Common Stock issuable in the Merger to equal or exceed 20% of the Corporation’s issued and outstanding Common Stock immediately prior to the effective time of the Merger, the Corporation shall use its best efforts to obtain such Share Issuance Approval in connection with such Fundamental Change. In the event the Corporation does not receive the Share Issuance Approval, the Corporation may not issue shares of its Common Stock under the Series B Preferred Stock, whether upon conversion thereof or as dividends thereon, in an amount that, when combined with shares previously issued under the Series B Preferred Stock, whether upon conversion thereof or as dividends thereon, and shares previously issued or issuable under stock options assumed by the Corporation in the Merger, is equal to or exceeds 20% of the Corporation’s outstanding common stock immediately prior to the effective time of the Merger.

17. Miscellaneous.

(a) Notwithstanding any provision herein to the contrary, in accordance with Sections 5, 6, 7, 8 or 9, the procedures for conversion of shares of Series B Preferred Stock not held in certificated form will be governed by arrangements among the Depositary of the shares of Series B Preferred Stock, its participants and Persons that may hold beneficial interests through such participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the Depositary from time to time.

(b) The Liquidation Preference and the annual Dividend Rate set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series B Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors (and such determination shall be conclusive) and submitted by the Board of Directors to the Transfer Agent.

(c) For the purposes of Section 8, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(d) If the Corporation shall take any action affecting the Common Stock, other than any action described in Section 8, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the Holders, then the Series B Conversion Rate for the Series B Preferred Stock may be adjusted, to the extent permitted by law, in such manner, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

(e) For purposes of this Section 17 the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(f) The Corporation covenants that any shares of Common Stock issued upon conversion of the Series B Preferred Stock or issued in respect of a stock dividend payment shall be validly issued, fully paid and non-assessable.

(g) The Series B Preferred Stock is not redeemable.

(h) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(i) Subject to applicable escheat laws, any monies set aside by the Corporation in respect of any payment with respect to shares of the Series B Preferred Stock, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Corporation, after which reversion the Holders of such shares shall look only to the general funds of the Corporation for the payment thereof. Any interest accumulated on funds so deposited shall be paid to the Corporation from time to time.

(j) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(k) If any of the Series B Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Preferred Stock certificate, or in lieu of and substitution for the Series B Preferred Stock certificate lost, stolen or destroyed, a new Series B Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series B Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

(1) The certificates for the Series B Preferred Stock may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, in a form reasonably determined by the Corporation to be necessary to comply with applicable requirements.

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IN WITNESS WHEREOF, Inverness Medical Innovations, Inc. has caused this Certificate of Designations, Preferences and Rights of Series B Convertible Perpetual Preferred Stock to be executed on its behalf this 8th day of May, 2008.

INVERNESS MEDICAL INNOVATIONS, INC.

By:	/s/ David Teitel
Name: David Teitel
Title: Chief Financial Officer

Exhibit A

Resolutions adopted by the Corporation’s Board of Directors on January 23, 2008

RESOLVED:	To approve the acquisition of Matria Healthcare, Inc. (“Seller”) by the Company through a merger transaction involving a subsidiary of the Company to be formed after the date hereof (“Merger Sub”) pursuant to a Merger Agreement (the “Merger Agreement”) to provide, among other things, that (i) Merger Sub will be merged with and into the Seller (the “Merger”), with the Seller being the surviving corporation, (ii) each holder of Seller’s common stock will be entitled to receive aggregate consideration of not more than $39 per share consisting of cash of up to $6.50 per share and $32.50 per share in convertible preferred stock of the Company convertible at a 30% premium and providing for dividends of up to 3% (the “Convertible Preferred Stock”) in exchange for each share of the Seller’s common stock held by such Stockholder, upon which each outstanding share of the Company’s capital stock shall be cancelled and retired, and (iii) outstanding options to purchase shares of the Seller’s common stock will be accelerated and will either become fully vested, be assumed by the Company and converted into fully vested and exercisable options, or will be cashed out at the effective time of the Merger, and to include such other terms and conditions as the executive officers of the Company (the “Authorized Officers”) deem advisable.

A-1

Exhibit B

Resolutions adopted by the Corporation’s Board of Directors on February 7, 2008

RESOLVED:	That pursuant to the terms and conditions of the Merger Agreement, the Company is hereby authorized to issue up to two million three hundred thirty three thousand (2,333,333) shares of Convertible Preferred Stock to the stockholders of the Seller.

RESOLVED:	That the Convertible Preferred Stock shall be known as “Series B Convertible Perpetual Preferred Stock,” shall be a new series of preferred stock, par value $0.001 per share, and such Convertible Preferred Stock be, and it hereby is, Created, classified, and authorized, and that the designation, number of authorized shares, and relative rights, preferences and limitations of the Convertible Preferred Stock shall be as set forth in the Certificate of Designations to the Certificate of Incorporation of the Company, as amended and/or amended and Restated, in the form provided to the Board of Directors (the “Certificate of Designations”), and that the Certificate of Designations be, and it hereby is, authorized and approved.

B-1

Exhibit C

Resolutions adopted by the Corporation’s Board of Directors on May 7, 2008

RESOLVED:	That pursuant to Article IV of the Amended and Restated Certificate of Incorporation of the Corporation, as amended (“Certificate of Incorporation”), the Board of Directors previously authorized the creation of a new series of preferred stock, entitled Series B Convertible Perpetual Preferred Stock having powers, designations, preferences, and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof as set forth in the documents presented to the Board of Directors at that time, subject to ratification and approval of the final terms of the Certificate of Designations, Preferences and Rights of Series B Convertible Perpetual Preferred Stock.

RESOLVED:	That the Board of Directors hereby designates 2,300,000 shares of preferred stock as Series B Convertible Perpetual Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”).

RESOLVED:	That the Certificate of Designations, Preferences and Rights of Series B Convertible Perpetual Preferred Stock in substantially the form attached hereto as Exhibit B (the “Series B Certificate of Designations”) be, and hereby is, in all respects, ratified, approved and adopted; and that the Authorized Officers be, and each of them hereby is, authorized and directed to prepare, execute and file the Series B Certificate of Designations with the Secretary of State of the State of Delaware and to take any and all other actions necessary, desirable or convenient to give effect to the Series B Certificate of Designations or otherwise to carry out the purposes of the foregoing resolutions.

RESOLVED:	In connection with the designation of the Series B Preferred Stock, that the Corporation is hereby authorized to issue up to 2,300,000 shares of Series B Preferred Stock, up to 1,973,973 shares of which will be issued in connection with the proposed acquisition of Matria Healthcare, Inc. (“Matria”) and the remainder of which may be issued in the future as payment of dividends on shares of Series B Preferred Stock that are then issued and outstanding, subject to a declaration of such dividend by the Board of Directors.

C-1

State of Delaware Secretary of State Division of Corporations Delivered 04:43 PM 06/16/2008 FILED 04:39 PM 06/16/2008 S RV 080697233 – 3391092 FILE

SECOND AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

INVERNESS MEDICAL INNOVATIONS, INC.

PURSUANT TO SECTION 242

OF THE GENERAL CORPORATION LAW OF

THE STATE OF DELAWARE

Inverness Medical Innovations, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies:

The Board of Directors of the Corporation, by vote of its members, duly adopted, pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), an amendment to the Amended and Restated Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State on November 19, 2001 and declared said amendment to be advisable. The amendment was duly adopted by the affirmative vote of the stockholders in accordance with the provisions of Section 242 of the DGCL.

RESOLVED:	That the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read as follows: “The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Fifty Five Million (155,000,000) shares, of which (i) One Hundred Fifty Million (150,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) Five Million (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).”

IN WITNESS WHEREOF, the Corporation has caused this Second Amendment to the Certificate of Incorporation to be executed on its behalf by its Assistant Secretary, Jay McNamara, as of this 16th day of June, 2008.

Inverness Medical Innovations, Inc.

By:	/s/ Jay McNamara
Name:	Jay McNamara
Title:	Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 06:15 PM 07/14/2010 FILED 05:46 PM 07/14/2010 SRV 100742328 – 3391092 FILE

THIRD AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF INVERNESS MEDICAL INNOVATIONS, INC.

PURSUANT TO SECTION 242

OF THE GENERAL CORPORATION LAW OF

THE STATE OF DELAWARE

Inverness Medical Innovations, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that (i) the Board of Directors of the Corporation, by vote of its members, duly adopted, pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), amendments to the Amended and Restated Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State on November 19, 2001 and declared said amendment to be advisable, (ii) said amendments were duly adopted by the affirmative vote of the stockholders in accordance with the provisions of Section 242 of the DGCL, and (iii) said amendments are as follows.

FIRST:	That the Article I of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read as follows: The name of the Corporation is “Alere Inc.”

SECOND:	That the Amended and Restated Certificate of Incorporation of the Corporation be amended as to replace “Inverness Medical Innovations, Inc.” throughout with “Alere Inc.”

THIRD:	That the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read as follows: “The total number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred Five Million (205,000,000) shares, of which (i) Two Hundred Million (200,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) Five Million (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).”

This Third Amendment to the Amended and Restated Certificate of Incorporation shall become effective on July 15, 2010.

IN WITNESS WHEREOF, the Corporation has caused this Third Amendment to the Amended and Restated Certificate of Incorporation to be executed on its behalf by its President, Ron Zwanziger, as of this 14th day of July, 2010.

Inverness Medical Innovations, Inc.

By:	/s/ Ron Zwanziger
Name:	Ron Zwanziger
Title:	President

FOURTH AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF ALERE INC.

PURSUANT TO SECTION 242

OF THE GENERAL CORPORATION LAW OF

THE STATE OF DELAWARE

Alere Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies:

The Board of Directors of the Corporation, by vote of its members, duly adopted, pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), an amendment to the Amended and Restated Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State on November 19, 2001, as amended, and declared said amendment to be advisable. The amendment was duly adopted by the affirmative vote of the stockholders in accordance with the provisions of Section 242 of the DGCL. The amendment is as follows:

RESOLVED: That Sections 3, 4 and 5 of Article VI of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read as follows:

3.	Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. Commencing at the annual meeting of stockholders that is held in calendar year 2013 (the “2013 Annual Meeting”), the Directors of the Corporation shall be elected annually for terms expiring at the next annual meeting of stockholders (or special meeting in lieu thereof), except that any director in office at the 2013 Annual Meeting whose term expires at the annual meeting of stockholders (or special meeting in lieu thereof) in calendar year 2014 or calendar year 2015 (a “Continuing Classified Director”) shall continue to hold office until the end of the term for which such director was elected. Notwithstanding the foregoing, all Directors elected shall hold office until their successors are duly elected and qualified or until their earlier death, resignation, disqualification or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

4.	Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for a term expiring at the next annual meeting of stockholders (or special meeting in lieu thereof) and until such Director’s successor shall have been duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5.

Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors, to fill vacancies in the Board of Directors relating thereto, and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) or the entire Board of Directors may be removed from office, with or without cause, only by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of Directors, except that Continuing Classified Directors may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Continuing Classified Director be removed from office, written notice of such proposed removal and the alleged grounds therefor shall be sent to the Continuing Classified Director whose removal will be considered at the meeting.

IN WITNESS WHEREOF, the Corporation has caused this Fourth Amendment to the Amended and Restated Certificate of Incorporation to be executed on its behalf by its Assistant Secretary, Jay McNamara, as of this 11th day of July, 2012.

Alere Inc.

By:	/s/ Jay McNamara
Name:	Jay McNamara
Title:	Assistant Secretary

FIFTH AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF ALERE INC.

PURSUANT TO SECTION 242

OF THE GENERAL CORPORATION LAW OF

THE STATE DELAWARE

Alere Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies:

The Board of Directors of the Corporation, by vote of its members, duly adopted, pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), an amendment to the Amended and Restated Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State on November 19, 2001, as amended, and declared said amendment to be advisable. The amendment was duly adopted by the affirmative vote of the stockholders in accordance with the provisions of Section 242 of the DGCL. The amendment is as follows.

RESOLVED:	That the second paragraph of Article V of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read as follows:

Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called by (i) the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office or (ii) stockholders representing in the aggregate not less than twenty five percent (25%) of the total voting power of the shares of stock of the Corporation, as calculated in accordance with the By-laws of the Corporation. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

RESOLVED:	That Section 4 of Article VI of the Amended and Restated Certificate of Incorporation be amended to read as follows:

4. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, except for a vacancy caused by the removal of a director by the stockholders without cause, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any vacancy occurring as a result of the removal of a director by the stockholders without cause shall be filled by the stockholders. Any Director appointed or elected in accordance with this section shall hold office for a term expiring at the next annual meeting of stockholders (or special meeting in lieu thereof) and until such Director’s successor shall have been duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

IN WITNESS WHEREOF, the Corporation has caused this Fifth Amendment to the Amended and Restated Certificate of Incorporation to be executed on its behalf by its Assistant Secretary as of this 25th day of August, 2014.

Alere Inc.

By:	/s/ Jay McNamara
Name:	Jay McNamara
Title:	Assistant Secretary